                              Filed Under Rule 424 (b)(3)
                              Registration Statement No.
333-48415

       SUPPLEMENT NO. 10 TO PROSPECTUS DATED May 5, 1998
                 (AS SUPPLEMENTED May 5, 1998)

AT&T CAPITAL CORPORATION   Medium Term Notes, Series F

Due Nine Months or More From Date of Issue.
Issue Price: 100%
  (as a percent of principal amount)



Fixed Rate Notes
-------------------

Interest Rate Per Annum............................... 6.40%

Amount of Sale: $20,000,000.00      Maturity Date:  3/30/2000

Date of Sale: December 1, 1998         CUSIP Number:   00206HJ88

Settlement Date:  December 4, 1998

Interest Payment Dates:  March 30th & September 30th

Redemption:
     Check applicable sentence.
      X  The Notes cannot be redeemed prior to maturity
     ---
         The Notes may be redeemed prior to maturity
     ---
     Redemption Date:              Redemption Price:
                     -----------                    ------------
                             (as a percent of principal amount)
Repayment:
     Check applicable sentence.
      X  The Notes cannot be repaid prior to maturity.
     ---
         The Notes may be repaid prior to maturity.
     ---
     Repayment Date:               Repayment Price:
                     ------------                   ------------
                              (as a percent of principal amount)